Exhibit 21.1
VWR Corporation Subsidiaries
as of December 31, 2014

Subsidiary	Jurisdiction of Organization
Anachemia Science S.A.	Argentina
Sovereign Productos para Laboratórios S.r.L.	Argentina
Klen International (74) Pty Ltd	Australia
VWR International, Pty Ltd.	Australia
VWR International Holdings Pty Ltd	Australia
VWR International GmbH	Austria
mySPEC Scientific GmbH	Austria
Klinipath bvba	Belgium
VWR International bvba	Belgium
VWR International Europe bvba	Belgium
Sovereign Comercio de Productos para Laboratorios Ltda.	Brazil
VWR International Co.	Canada
Anachemia Canada Co.	Canada
Anachemia Property Company	Canada
Comercial y Servicios Anachemia Science Limitada	Chile
VWR Trading (Shanghai) Co., Ltd.	China
VWR (Shanghai) Co., Ltd	China
VWR International Limitada	Costa Rica
VWR International s.r.o.	Czech Republic
VWR Bie & Berntsen A/S	Denmark
VWR International Oy	Finland
VWR International S.A.S.	France
Basan GmbH	Germany
Clemens GmbH	Germany
Peqlab Biotechnologie GmbH	Germany
ProLab GmbH	Germany
VWR International Verwaltungs-GmbH	Germany
VWR International Immobilien GmbH	Germany
VWR International Management Services GmbH & Co. KG	Germany
VWR International GmbH	Germany
Varietal Management Services GmbH	Germany
VWR International Kft.	Hungary
VWR Lab Products Private Limited	India
Halmahera Ltd.	Ireland
VWR International Limited	Ireland
VWR International PBI S.r.l.	Italy
VWR International Europe S.aR.L.	Luxembourg
VWR International North America S.aR.L.	Luxembourg
VWR International South America S.aR.L.	Luxembourg
Basan Cleanroom Malaysia Sdn. Bhd.	Malaysia
VWR Europe Services Ltd	Mauritius
VWR NA Services Ltd	Mauritius

Subsidiary	Jurisdiction of Organization
VWR International Services Ltd	Mauritius
VWR International, S. de R.L. de C.V.	Mexico
Servicios Cientificos Especializados, S. de R.L. de C.V.	Mexico
Klinipath B.V.	Netherlands
Immunologic B.V.	Netherlands
Immunologic Holdings B.V.	Netherlands
Mortupath B.V.	Netherlands
Basan B.V.	Netherlands
VWR International B.V.	Netherlands
VWR International Investors Europe B.V.	Netherlands
VWR International LP	New Zealand
VWR International, G.P.	New Zealand
VWR International AS	Norway
VWR International Sp. Zo.o.	Poland
VWR International - Material de Laboratório, Lda.	Portugal
VWR Advanced Instruments, LLC	Puerto Rico
Basan Asia Pacific Pte. Ltd.	Singapore
VWR International Holdings Pte. Ltd.	Singapore
VWR Singapore Pte. Ltd.	Singapore
VWR International Holdings, G.P. Pte. Ltd.	Singapore
VWR International Holdings CH Pte. Ltd.	Singapore
VWR International s.r.o.	Slovakia
VWR International Eurolab, S.L.	Spain
VWR International AB	Sweden
KEBO Lab AB	Sweden
VWR International GmbH	Switzerland
ProLab Laboratuar Teknolojileri Ltd	Turkey
Basan UK Limited	UK
Jencons (Scientific) Limited	UK
Lab 3 Limited	UK
Peqlab Ltd	UK
The Scientific Group Limited	UK
VWR Jencons USA Limited	UK
VWR Holdco Limited	UK
VWR International Ltd.	UK
VWR International (Northern Ireland) Limited	UK
VWR Lab Services Limited	UK
VWRI UK Pension Trustees Limited	UK
Amresco, LLC	USA
BioExpress, LLC	USA
Anachemia Mining, LLC	USA
Anachemia Chemicals, LLC	USA
Integra Companies, LLC	USA
STI Components, LLC	USA
TEK Products, Inc.	USA
United Biochemicals, LLC	USA

Subsidiary	Jurisdiction of Organization
VWR Education, LLC	USA
VWR Funding, Inc.	USA
VWR International, LLC	USA
VWR International Holdings, Inc.	USA
VWR International CR Services, Inc.	USA
VWR Receivables Funding, LLC	USA
VWR Management Services LLC	USA
VWR Global Holdings, Inc.	USA
Jencons (Scientific) LLC	USA